EXHIBIT 3.35
Delaware

The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “JACKSONVILLE SURGICAL AND MEDICAL AFFILIATES, LLC”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF AUGUST, A.D. 2008, AT 8:29 O’CLOCK P.M.

/s/ Harriett Smith Windsor
Harriet Smith Windsor, Secretary of State

4593826 8100	AUTHENTICATION: 6822750

080912726	Date: 08-29-08

CERTIFICATE OF FORMATION
OF
JACKSONVILLE SURGICAL AND MEDICAL AFFILIATES, LLC
     Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:
     1. The name of the limited liability company is JACKSONVILLE SURGICAL AND MEDICAL AFFILIATES, LLC.
     2. The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     3. The LLC shall have the power and authority to carry on any business permitted by, and to have and exercise all of the powers and rights conferred by, the Act as amended from time to time or any successor provisions thereto.
     4. This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 28th day of August, 2008.

/s/ David C. Head
David C. Head, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 08:36 PM 08/28/2008
FILED 08:29 PM 08/28/2008
SRV 080912726 — 4593826 FILE